UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 10, 2018

NORTHWEST PIPELINE LLC

(Exact name of registrant as specified in its charter)

Delaware	001-07414	26-1157701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Chipeta Way Salt Lake City, UT		84108
(Address of Principal Executive Offices)		(Zip Code)

(801) 583-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-07584	74-1079400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Boulevard Houston, TX		77056
(Address of Principal Executive Offices)		(Zip Code)

(713) 215-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of a Material Definitive Agreement.

On August 10, 2018, Northwest Pipeline LLC, a Delaware limited liability company (“Northwest”), Williams Partners L.P., a Delaware limited partnership (“WPZ”), and Transcontinental Gas Pipeline Company, LLC, a Delaware limited liability company (“Transco”), terminated the Second Amended & Restated Credit Agreement, dated as of February 2, 2015, by and among WPZ, Northwest, Transco, Citibank, N.A. (“Citi”), as administrative agent and the lenders named therein, subject to survival of any provisions which by their terms survive the termination.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 10, 2018, upon completion of the previously announced merger pursuant to the Agreement and Plan of Merger, dated as of May 16, 2018, among The Williams Companies, Inc., a Delaware corporation (“WMB”), SCMS LLC, WPZ and WPZ GP LLC, the obligations of the lenders and letter of credit issuer under the previously announced Credit Agreement, dated as of July 13, 2018, by and among WMB, Northwest, Transco and Citi became effective (the “New Credit Agreement”). The New Credit Agreement was filed as Exhibit 10.1 to WMB’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST PIPELINE LLC

By:	/s/ Joshua H. De Rienzis
Joshua H. De Rienzis
Corporate Secretary

TRANSCONTINENTAL GAS PIPE LINE COMPANY, LLC

By:	/s/ Joshua H. De Rienzis
Joshua H. De Rienzis
Corporate Secretary

DATED: August 10, 2018